UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 18, 2005

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 18, 2005, Pharmacopeia Drug Discovery, Inc. (“Pharmacopeia”) and N.V. Organon (“Organon”) amended the Collaboration and License Agreement dated February 25, 2002 (as amended, the “Agreement”) between them.  The amendment extends from August 25, 2005 to December 30, 2005, the end of the time period under the Agreement during which Pharmacopeia is required to (i) deliver to Organon a cumulative total of three lead compound series and (ii) show demonstrated progress towards one additional lead compound series.  The amendment also extends from August 25, 2005 to December 30, 2005 the first date on which Organon will have the right to terminate the research collaboration with Pharmacopeia in the event such conditions are not met.  To date, Pharmacopeia has delivered to Organon two lead compound series and is working on multiple additional potential lead compound series.  The amendment also provides that if Organon so terminates the research collaboration with Pharmacopeia on or prior to December 31, 2005, Organon will be permitted to take a credit of up to $1,228,000 with respect to certain milestone payments that may become due under the Agreement after December 31, 2005 from Organon to Pharmacopeia.

A copy of the letter agreement amending the Agreement is attached to this report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit
Number

10.1	Letter Agreement, dated July 13, 2005, between Pharmacopeia Drug Discovery, Inc. and N.V. Organon

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas, Executive Vice President, General Counsel and Secretary

Date: July 18, 2005